Exhibit 10.1

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RATE APPLICABLE TO PARTICIPATING
DIRECTORS AND EXECUTIVE OFFICERS
UNDER THE DIRECTORS AND EXECUTIVES
DEFERRED COMPENSATION PLAN
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(As in effect for 2025)

Effective for the 2025 plan year, the Board of Directors and its Compensation Committee approved an applicable interest rate of 12.25% for the Directors and Executives Deferred Compensation Plan. That rate increased from the 12.04% rate in effect for 2024, and applies prospectively to certain participants, including all participants who presently are directors or officers of First Horizon Corporation or its subsidiaries. Rates are subject to annual approval by the Board, but generally remain in effect until changed. The new interest rate, within the context of the entire Plan, has been established at a level intended to provide both retention and long-term non-compete incentives. When a participant retires after 2010 due to mandatory retirement, the participant’s interest rate during retirement will be the highest rate in place over the past three years—that is, the highest of the rates applicable during the year of retirement and the previous two years.

1	3Q24 FORM 10-Q, EXHIBIT 10.1 D&E PLAN RATE FOR 2025